Exhibit 99.1

BRIGHT HEALTH GROUP REPORTS SECOND QUARTER 2022 RESULTS

•Revenue of $1.6 billion, up 41.5% from Q2'21, GAAP Net Loss of $251.3 million, Adjusted EBITDA Loss of $194.9 million
•Enterprise Medical Cost Ratio of 88.8%
•Reaffirming 2022 Consolidated Revenue, MCR, and Adjusted EBITDA guidance

MINNEAPOLIS, MN (August 10, 2022) (BUSINESSWIRE) – Bright Health Group, Inc. (“Bright Health Group” or the “Company”) (NYSE: BHG), the first technology-enabled, Fully Aligned system of care built for healthcare's consumer retail market, today reported financial results for its Second Quarter ended June 30, 2022.

“Bright Health Group has made significant progress this year on reducing medical costs, accurate risk adjustment capture, and improving operational performance resulting in strong performance in the Second Quarter,” said Mike Mikan, President and CEO of Bright Health Group. “As we look forward, continued execution on these efforts as well as pricing action we’ve taken for next year supports a meaningful step closer to profitability in 2023, which gives us further conviction in our target of breakeven Adjusted EBITDA in 2024.”

Key Metrics

	As of June 30,
	2022	2021
Consumer and Patient Metrics
Bright HealthCare Commercial Consumers	970,000	550,000
Bright HealthCare Medicare Advantage Consumers	120,000	110,000
NeueHealth Value-Based Patients	500,000	40,000

	Three Months Ended		Six Months Ended
($ in thousands)	June 30,		June 30,
	2022	2021	2022	2021
Financial Metrics
Revenue	$1,576,628	$1,113,840	$3,412,203	$1,988,398
Medical Cost Ratio (1)	88.8%	86.8%	86.6%	83.5%
Operating Cost Ratio	26.2%	23.4%	24.4%	23.6%
GAAP Net Loss	$(251,330)	$(43,723)	$(431,959)	$(68,268)
Adjusted EBITDA (non-GAAP)	$(194,860)	$(93,766)	$(269,690)	$(107,593)

(1)Medical Cost Ratio for the three months ended June 30, 2022 and 2021, include a 130 basis point and 320 basis point, respectively, unfavorable impact from COVID-19 related costs. Medical Cost Ratio for the six months ended June 30, 2022 and 2021, include a 230 basis point and 360 basis point, respectively, unfavorable impact from COVID-19 related costs.

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measure used in the table above.

Financial Outlook

For full year 2022, Bright Health Group is providing the following guidance and commentary:

•Bright Health Group’s total Revenue is expected to be $6.8 billion to $7.1 billion with an expected enterprise Medical Cost Ratio between 90% and 94%.
•On a segment basis, Bright HealthCare end-of-year membership is expected to be approximately 1,000,000, while NeueHealth Revenue is expected to be approximately $2.2 billion.
•Intercompany Revenue elimination, comprised of payments from Bright HealthCare to NeueHealth for managing patient care and for network services, is expected to be approximately $1.2 billion.
•Adjusted EBITDA for 2022 is expected to be a loss of between $500.0 million and $800.0 million†.

Earnings Conference Call

As previously announced, Bright Health Group will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. Bright Health Group will host a live webcast of this conference call which can be accessed from the Investor Relations page of the company’s website (investors.brighthealthgroup.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K dated August 10, 2022, can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About Bright Health Group

Bright Health Group is the first technology-enabled, Fully Aligned system of care built for healthcare's consumer retail market. Our differentiated approach aligns care delivery with the financing of care to drive better outcomes, lower costs, and enhance the consumer experience. We have two market-facing businesses: NeueHealth and Bright HealthCare. NeueHealth provides care delivery and value-based enablement services to approximately 500,000 value-based patients through our owned and affiliated clinics. Bright HealthCare offers Commercial and Medicare health plan products to over 1 million consumers across the nation. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Notes

† A reconciliation of the projected Adjusted EBITDA, which is a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as interest expense, income tax expense, depreciation and amortization, impairment of intangible assets, share-based compensation expense, transaction costs, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs, restructuring costs; and the tax effect of all such items. Historically, the Company has excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as a decision to exit part of the business, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern if we do not obtain additional financing; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our ability to obtain and accurately assess, code, and report Individual and Family Plan and Medicare Advantage risk adjustment factor scores for consumers; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage the growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into Direct Contracting; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
Stephen Hagan
IR@brighthealthgroup.com

Media Contact:
media@brighthealthgroup.com

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,427,517	$1,061,179
Short-term investments	833,923	193,835
Accounts receivable, net of allowance of $6,737 and $4,074, respectively	144,878	113,474
Direct contracting performance year receivable	396,104	—
Prepaids and other current assets	357,989	291,712
Total current assets	3,160,411	1,660,200
Other assets:
Long-term investments	861,675	675,192
Property, equipment and capitalized software, net	47,937	38,344
Goodwill	835,450	835,140
Intangible assets, net	316,249	343,860
Other non-current assets	39,335	45,603
Total other assets	2,100,646	1,938,139
Total assets	$5,261,057	$3,598,339
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$1,049,874	$817,975
Accounts payable	120,541	118,140
Unearned revenue	56,872	53,295
Risk adjustment payable	1,847,883	931,170
Direct contracting performance year obligation	310,603	—
Short-term borrowings	—	155,000
Other current liabilities	245,276	207,238
Total current liabilities	3,631,049	2,282,818
Other liabilities	36,091	41,994
Total liabilities	3,667,140	2,324,812
Commitments and contingencies (Note 10)
Redeemable noncontrolling interests	164,454	128,407
Series A redeemable preferred stock, $0.0001 par value; 100,000,000 shares authorized in 2022 and 2021; 750,000 and — shares issued and outstanding in 2022 and 2021, respectively	747,481	—
Shareholders’ equity (deficit):
Common stock, $0.0001 par value; 3,000,000,000 shares authorized in 2022 and 2021; 629,322,217 and 628,622,872 shares issued and outstanding in 2022 and 2021, respectively	63	63
Additional paid-in capital	2,915,056	2,861,243
Accumulated deficit	(2,170,751)	(1,700,851)
Accumulated other comprehensive loss	(50,386)	(3,335)
Treasury stock, at cost, 2,522,148 shares at June 30, 2022 and December 31, 2021, respectively	(12,000)	(12,000)
Total shareholders’ equity (deficit)	681,982	1,145,120
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$5,261,057	$3,598,339

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Premium revenue	$1,437,329	$1,042,086	$3,117,779	$1,902,717
Direct contracting revenue	137,205	—	320,002	—
Service revenue	12,845	12,085	25,273	20,523
Investment income (loss)	(10,751)	59,669	(50,851)	65,158
Total revenue	1,576,628	1,113,840	3,412,203	1,988,398
Operating expenses:
Medical costs	1,398,166	904,630	2,978,762	1,589,200
Operating costs	413,320	261,060	832,238	469,300
Depreciation and amortization	13,229	7,195	26,270	11,776
Total operating expenses	1,824,715	1,172,885	3,837,270	2,070,276
Operating loss	(248,087)	(59,045)	(425,067)	(81,878)
Interest expense	337	4,142	1,530	4,688
Other income	2	—	(782)	—
Loss before income taxes	(248,426)	(63,187)	(425,815)	(86,566)
Income tax (benefit) expense	2,904	(19,464)	6,144	(18,298)
Net loss	(251,330)	(43,723)	(431,959)	(68,268)
Net earnings attributable to noncontrolling interests	(23,336)	(795)	(37,941)	(1,412)
Series A preferred stock dividend accrued	(9,461)	—	(18,399)	—
Net loss attributable to Bright Health Group, Inc. common shareholders	$(284,127)	$(44,518)	$(488,299)	$(69,680)
Basic and diluted loss per share attributable to Bright Health Group, Inc. common shareholders	$(0.45)	$(0.28)	$(0.78)	$(0.46)
Basic and diluted weighted-average common shares outstanding	629,201	160,942	628,984	150,616

Bright Health Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(431,959)	$(69,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,270	11,776
Impairment of intangible assets	6,720	—
Share-based compensation	53,141	19,054
Deferred income taxes	1,154	(18,018)
Unrealized loss (gain) on equity securities	57,151	(62,754)
Other, net	4,582	8,681
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(31,404)	(14,427)
Direct contracting performance year receivable	(396,104)	—
Other assets	(60,991)	(39,883)
Medical cost payable	231,899	223,125
Risk adjustment payable	916,713	318,758
Accounts payable and other liabilities	35,312	120,847
Unearned revenue	3,577	(333)
Direct contracting performance year obligation	310,603	—
Net cash provided by operating activities	726,664	497,146
Cash flows from investing activities:
Purchases of investments	(1,140,896)	(596,811)
Proceeds from sales, paydown, and maturities of investments	204,775	449,636
Purchases of property and equipment	(15,154)	(10,554)
Business acquisitions, net of cash acquired	(310)	(210,492)
Net cash used in investing activities	(951,585)	(368,221)
Cash flows from financing activities:
Proceeds from issuance of preferred stock	747,481	—
Proceeds from issuance of common stock	672	9,616
Net proceeds from short-term borrowings	(155,000)	—
Distribution to noncontrolling interest	(1,894)	—
Payments for debt issuance costs	—	(3,391)
Proceeds from IPO	—	887,328
Payments for IPO offering costs	—	(4,530)
Net cash provided by financing activities	591,259	889,023
Net increase in cash and cash equivalents	366,338	1,017,948
Cash and cash equivalents – beginning of year	1,061,179	488,371
Cash and cash equivalents – end of period	$1,427,517	$1,506,319

Bright Health Group, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

Bright HealthCare	Three Months Ended		Six Months Ended
(in thousands)	June 30,		June 30,
Statements of income (loss) and operating data:	2022	2021	2022	2021

Bright HealthCare:
Revenue:
Commercial revenue	$945,274	$683,943	$2,108,498	$1,304,999
Medicare Advantage revenue	419,594	339,906	849,907	560,775
Investment income	5,433	1,158	6,301	2,404
Total revenue	1,370,301	1,025,007	2,964,706	1,868,178
Operating expenses:
Medical costs	1,220,897	894,059	2,544,621	1,569,115
Operating costs	372,972	242,329	744,636	432,302
Depreciation and amortization	6,034	4,583	12,073	6,940
Total operating expenses	1,599,903	1,140,971	3,301,330	2,008,357
Operating loss	$(229,602)	$(115,964)	$(336,624)	$(140,179)

Medical Cost Ratio (MCR)	89.5%	87.3%	86.0%	84.1%
Commercial MCR	89.0%	81.2%	82.9%	77.2%
Medicare Advantage MCR	90.3%	99.7%	93.5%	100.1%

NeueHealth	Three Months Ended		Six Months Ended
($ in thousands)	June 30,		June 30,
Statements of income (loss) data:	2022	2021	2022	2021

NeueHealth:
Revenue:
Premium revenue	$276,460	$36,172	$731,462	$64,846
Direct contracting revenue	137,205	—	320,002	—
Service revenue	24,651	19,631	48,772	35,253
Investment income (loss)	(16,184)	58,511	(57,152)	62,754
Total revenue	422,132	114,314	1,043,084	162,853
Operating expenses
Medical costs	381,387	28,415	1,006,381	47,897
Operating costs	52,035	26,368	110,949	51,819
Depreciation and amortization	7,195	2,612	14,197	4,836
Total operating expenses	440,617	57,395	1,131,527	104,552
Operating income (loss)	$(18,485)	$56,919	$(88,443)	$58,301

Medical Cost Ratio (MCR)	92.2%	78.6%	95.7%	73.9%

Non-GAAP Financial Measures

We use the non-GAAP financial measure Adjusted EBITDA. We define Adjusted EBITDA as Net Loss excluding Interest Expense, Income Taxes, Depreciation and Amortization, adjusted for the impact of impairment of intangible assets, acquisition and financing-related transaction costs, share-based compensation, changes in the fair value of contingent consideration, changes in the fair value of equity securities, contract termination costs and restructuring costs. This non-GAAP measure has been presented in this quarterly Earnings Release as a supplemental measure of financial performance that is not required by or presented in accordance with GAAP because we believe it assists management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes this measure is useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2022	2021	2022	2021
Net loss	$(251,330)	$(43,723)	$(431,959)	$(68,268)
Interest expense	337	4,142	1,530	4,688
Income tax expense (benefit)	2,904	(19,464)	6,144	(18,298)
Depreciation and amortization	13,229	7,195	26,270	11,776
Impairment of intangible assets	—	—	6,720	—
Transaction costs (a)	299	3,130	410	5,150
Share-based compensation expense (b)	20,220	13,878	53,141	19,054
Change in fair value of equity securities (c)	16,183	(58,511)	57,151	(62,754)
Change in fair value of contingent consideration (d)	—	(413)	—	1,059
Contract termination costs (e)	500	—	1,241	—
Restructuring costs (f)	2,798	—	9,662	—
Adjusted EBITDA	$(194,860)	$(93,766)	$(269,690)	$(107,593)

(a)Transaction costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to business combinations and certain costs associated with our initial public offering. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business.

(b)Represents non-cash compensation expense related to stock option and restricted stock award grants, which can vary from period to period based on a number of factors, including the timing, quantity and grant date fair value of the awards.
(c)Beginning in 2022, Adjusted EBITDA excludes the impact of changes in unrealized gains and losses on equity securities. The comparable period in 2021 has been recast to exclude changes in unrealized gains and losses on equity securities.
(d)Represents the non-cash change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.
(e)Represents amounts paid for early termination of an existing vendor contracts.
(f)Restructuring costs represents severance costs as part of a workforce reduction in 2022.